CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Statements” in the Statement of Additional Information, and to the use of our reports, dated February 22, 2016, with respect to the financial statements and financial highlights of Pax Balanced Fund (formerly: Pax World Balanced Fund), Pax ESG Beta Quality Fund (formerly: Pax Growth Fund), Pax Small Cap Fund (formerly: Pax World Small Cap Fund), Pax High Yield Bond Fund (formerly: Pax World High Yield Bond Fund), Pax Global Environmental Markets Fund (formerly: Pax World Global Environmental Markets Fund), Pax MSCI International ESG Index Fund, Pax Sustainable Managers Capital Appreciation Fund (formerly: ESG Managers® Growth and Income Portfolio), Pax Sustainable Managers Total Return Fund (formerly: ESG® Managers Income Portfolio) and Pax Ellevate Global Women’s Index Fund included in the annual report to shareholders for the year ended December 31, 2015 and “Independent Registered Public Accounting Firm” in the Statement of Additional Information,  as it relates to Pax Balanced Fund (formerly: Pax World Balanced Fund), Pax ESG Beta Quality Fund (formerly: Pax Growth Fund), Pax Small Cap Fund (formerly: Pax World Small Cap Fund), Pax High Yield Bond Fund (formerly: Pax World High Yield Bond Fund), Pax Global Environmental Markets Fund (formerly: Pax World Global Environmental Markets Fund), Pax MSCI International ESG Index Fund, Pax Sustainable Managers Capital Appreciation Fund (formerly: ESG Managers® Growth and Income Portfolio), Pax Sustainable Managers Total Return Fund (formerly: ESG® Managers Income Portfolio), Pax Ellevate Global Women’s Index Fund, Pax Mid Cap Fund, Pax ESG Beta Dividend Fund, Pax Large Cap Fund and Pax Core Bond Fund that is incorporated by reference into this Post-Effective Amendment Number 82 to the Registration Statement (Form N-1A No. 002-38679) of Pax World Funds Series Trust I.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 13, 2016